Exhibit 99.2

BUTLER NATIONAL CORPORATION

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the noncontrolling interest in BHCMC, LLC (BHCMC) by Butler National Corporation ("Butler" and the "Company") and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On October 18, 2021, Butler National Service Corporation (“BNSC”), a wholly-owned subsidiary of Butler National Corporation (“Company”), acquired 2,000 Class A Preferred Membership Units of BHCMC, L.L.C. (“BHCMC”) from BHC Investment Company, L.C. (“Seller”) for approximately $16.4 million paid at closing (the “Transaction”).  BHCMC is the manager of the Boot Hill Casino & Resort located in Dodge City, Kansas.  As a result of this Transaction, BNSC has acquired the remaining BHCMC equity and the Company now indirectly owns 100% of BHCMC.

The closing was effected pursuant to a Sale and Purchase Agreement for Preferred Member Interest Units between Seller and BNSC (“Purchase Agreement”).  BNSC and Seller agreed to utilize an effective date for the Transaction of August 1, 2021.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transaction purchase price was paid by a combination of available cash and an $8.0 million borrowing on a commercial loan with Academy Bank, N.A. (“Academy Bank”). BHCMC executed a Loan Modification Agreement with Academy, dated October 18, 2021 (“Manager Loan”) and BNSC executed a guaranty of the obligations thereunder. The Manager Loan amended and restated the original $7.0 million loan executed December 22, 2020 with Academy to acquire the casino land and buildings.  The other $35 million loan executed in connection with the casino land acquisition in 2020 was unchanged by the Transaction.  As a result, approximately $13.9 million is outstanding under the Manager Loan and it remains collateralized by real estate in Dodge City with an interest rate of 5.75% fully amortizing over five years. The Manager Loan will now mature on October 18, 2026. The foregoing description of the Manager Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Manager Loan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This transaction is being accounted for as an asset acquisition.

The unaudited pro forma condensed consolidated balance sheet at July 31, 2021 assumes the effects of the above as if this transaction had occurred as of July 31, 2021.

The unaudited pro forma condensed consolidated statements of operations for the year ended April 30, 2021 and the three months ended July 31, 2021 gives effect to the above as if the transaction had occurred at the beginning of the period.

BUTLER NATIONAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of July 31, 2021

(in thousands except per share data)

	Amount
	Reported on		Pro Forma
	Butler National		Amount
	Corporation		Butler National
	10-Q		Corporation
	July 31, 2021	Adjustments	July 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$20,585	$(7,658)	$12,927
Accounts receivable, net of allowance for doubtful accounts	2,957	-	2,957
Inventories
Parts and raw materials	4,817	-	4,817
Work in process	3,570	-	3,570
Finished goods	68	-	68
Total inventory, net of allowance	8,455	-	8,455
Contract asset	578	-	578
Prepaid expenses and other current assets	1,521	-	1,521
Total current assets	34,096	(7,658)	26,438

PROPERTY, PLANT AND EQUIPMENT:
Lease right-to-use assets	3,099	-	3,099
Construction in progress	1,484	-	1,484
Land	4,751	-	4,751
Building and improvements	39,762	-	39,762
Aircraft	9,138	-	9,138
Machinery and equipment	4,670	-	4,670
Office furniture and fixtures	11,074	-	11,074
Leasehold improvements	4,032	-	4,032
	78,010	-	78,010
Accumulated depreciation	(21,344)	-	(21,344)
Total property, plant and equipment	56,666	-	56,666

SUPPLEMENTAL TYPE CERTIFICATES (net of accumulated amortization of $8,356 at July 31, 2021)	8,011	-	8,011

OTHER ASSETS:
Other assets (net of accumulated amortization of $11,060 at July 31, 2021)	2,730	(780)	1,950
Deferred tax asset, net	-	1,944	1,944
Total other assets	2,730	1,164	3,894
Total assets	$101,503	$(6,494)	$95,009

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$3,976	$1,405	$5,381
Current maturities of lease liability	100	-	100
Accounts payable	2,316	-	2,316
Contract liability	2,804	-	2,804
Gaming facility mandated payment	1,231	-	1,231
Compensation and compensated absences	1,628	-	1,628
Income taxes payable	843	-	843
Other current liabilities	345	-	345
Total current liabilities	13,243	1,405	14,648

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	38,823	6,509	45,332
Lease liability, net of current maturities	2,732	-	2,732
Deferred tax liability, net	400	(400)	-
Total long-term liabilities	41,955	6,109	48,064
Total liabilities	55,198	7,514	62,712

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Butler National Corporation's stockholders' equity
Preferred stock, par value $5: Authorized 50,000,000 shares, all classes; Designated Classes A and B 200,000 shares; $100 Class A, 9.8%, cumulative if earned liquidation and redemption value; $100, no shares issued and outstanding	-	-	-
$1,000 Class B, 6%, convertible cumulative, liquidation and redemption value $1,000, no shares issued and outstanding	-	-	-
Common stock, par value $.01: authorized 100,000,000 shares issued 79,070,382 shares, and outstanding 75,366,749 shares at July 31, 2021	790	-	790
Capital contributed in excess of par	17,048	(6,118)	10,930
Treasury stock at cost, 3,703,633 shares at July 31, 2021	(1,909)	-	(1,909)
Retained earnings	22,486	-	22,486
Total Butler National Corporation's stockholders' equity	38,415	(6,118)	32,297
Noncontrolling interest in BHCMC, LLC	7,890	(7,890)	-
Total stockholders' equity	46,305	(14,008)	32,297
Total liabilities and stockholders' equity	$101,503	$(6,494)	$95,009

BUTLER NATIONAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED APRIL 30, 2021

(in thousands except per share data)

	Amount
	Reported on		Pro Forma
	Butler National		Amount
	Corporation		Butler National
	10-K		Corporation
	Year		Year
	Ended		Ended
	April 30, 2021	Adjustments	April 30, 2021
REVENUES:
Professional services	$30,205	$-	$30,205
Aerospace products	31,275	-	31,275
Total revenues	61,480	-	61,480

COSTS AND EXPENSES:
Cost of professional services	14,214	-	14,214
Cost of aerospace products	23,293	-	23,293
Marketing and advertising	3,752	-	3,752
Employee benefits	2,571	-	2,571
Depreciation and amortization	3,542	-	3,542
General, administrative and other	8,208	(300)	7,908
Total costs and expenses	55,580	(300)	55,280

OPERATING INCOME	5,900	300	6,200

OTHER INCOME (EXPENSE):
Interest expense	(3,138)	(440)	(3,578)
Other	7	-	7
Total other income (expense)	(3,131)	(440)	(3,571)

INCOME BEFORE INCOME TAXES	2,769	(140)	2,629

PROVISION (BENEFIT) FOR INCOME TAXES
Provision for income taxes	536	239	775
Deferred income tax (benefit)	(225)	-	(225)
NET INCOME	2,458	(379)	2,079

Net (income) loss attributable to noncontrolling interest in BHCMC, LLC	(1,025)	1,025	-
NET INCOME ATTRIBUTABLE TO BUTLER NATIONAL CORPORATION	$1,433	$646	$2,079

BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO BUTLER NATIONAL CORPORATION	$.02	$.01	$.03

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	74,144,957	-	74,144,957

DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO BUTLER NATIONAL CORPORATION	$.02	$.01	$.03

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	74,144,957	-	74,144,957

BUTLER NATIONAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JULY 31, 2021

(in thousands except per share data)

	Amount
	Reported on		Pro Forma
	Butler National		Amount
	Corporation		Butler National
	10-Q		Corporation
	Three Months		Three Months
	Ended		Ended
	July 31, 2021	Adjustments	July 31, 2021
REVENUE:
Professional Services	$9,726	$-	$9,726
Aerospace Products	8,419	-	8,419
Total revenue	18,145	-	18,145

COSTS AND EXPENSES:
Cost of Professional Services	3,701	-	3,701
Cost of Aerospace Products	6,012	-	6,012
Marketing and advertising	1,204	-	1,204
Employee benefits	575	-	575
Depreciation and amortization	702	-	702
General, administrative and other	1,929	(75)	1,854
Total costs and expenses	14,123	(75)	14,048

OPERATING INCOME	4,022	75	4,097

OTHER INCOME (EXPENSE):
Interest expense	(614)	(118)	(732)
Forgiveness of debt	2,001	-	2,001
Total other income (expense)	1,387	(118)	1,269

INCOME (LOSS) BEFORE INCOME TAXES	5,409	(43)	5,366

PROVISION (BENEFIT) FOR INCOME TAXES
Provision (benefit) for income taxes	631	494	1,125

NET INCOME (LOSS)	4,778	(537)	4,241
Net (income) loss attributable to noncontrolling interest in BHCMC, LLC	(1,872)	1,872	0
NET INCOME (LOSS) ATTRIBUTABLE TO BUTLER NATIONAL CORPORATION	$2,906	$1,335	$4,241

BASIC EARNINGS PER COMMON SHARE	$0.04	$0.02	$0.06

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	75,366,749	-	75,366,749

DILUTED EARNINGS PER COMMON SHARE	$0.04	$0.02	$0.06

WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION	75,366,749	-	75,366,749

ADJUSTMENTS TO PRO FORMA INFORMATION:

(in thousands except per share data)

	Amount Reported on Butler National Corporation 10-K	Amount Reported on Butler National Corporation 10-Q	April 30, 2021	July 31, 2021	Adjustment	Pro Forma Amount Butler National Corporation	Pro Forma Amount Butler National Corporation
Account Description	April 30, 2021	July 31, 2021	Adjustment	Adjustment	Reference	April 30, 2021	July 31, 2021

Cash	N/A	$20,585	-	$(7,658)	1	N/A	$12,927
Other Assets	N/A	$2,730	-	$(780)	1	N/A	$1,950
Deferred tax assets, net	N/A	$-	-	$1,944	2	N/A	$1,944
Current maturities of long-term debt	N/A	$3,976	-	$1,405	1	N/A	$5,381
Long-term debt, net of current maturities	N/A	$38,823	-	$6,509	1	N/A	$45,332
Deferred tax liability, net	N/A	$400	-	$(400)	2	N/A	$-
Capital contributed in excess of par	N/A	$17,048	-	$(6,118)	1, 2	N/A	$10,930
Noncontrolling interest in BHCMC, LLC	N/A	$7,890	-	$(7,890)	1	N/A	$-

General, administrative and other	$8,208	$1,929	$(300)	$(75)	4	$7,908	$1,854
Interest expense	$(3,138)	$(614)	$(440)	$(118)	3	$(3,578)	$(732)
Provision for income taxes	$536	$631	$239	$494	5	$775	$1,125
Net (income) loss attributable to noncontrolling interest in BHCMC, LLC	$(1,025)	$(1,872)	$1,025	$1,872		$-	$-

DESCRIPTION OF ADJUSTMENTS:

(in thousands except per share data)

	Debit	Credit
Adjustment #1
Non-controlling interest	$7,890
Capital contributed in excess of par	$8,462
Cash		$7,658
Current maturities of long-term debt		$1,405
Long-term debt, net of current maturities		$6,509
Notes receivable from noncontrolling interest		$780
The Company purchased the noncontrolling interest for $16.4 million. The Company paid $7.7 million in cash, and incurred $8.0 million in new debt with $86 in origination fees.
In addition, the Company forgave a notes receivable from the noncontrolling interest of $780.

Adjustment #2
Deferred tax assets, net	$1,944
Deferred tax liability, net	$400
Capital contributed in excess of par		$2,344
The Company's deferred tax assets relating to the purchase increased by $2.3 million.

Adjustment #3
Interest expense for the year ended April 30, 2021 increased $440, with the increased debt.
Interest expense for the three months ended July 31, 2021 increased $118, with the increased debt.

Adjustment #4
Management fees paid to BHC Investment Company, L.C. for the year ended April 30, 2021 will no longer need to be paid and decreased $300.
Management fees paid to BHC Investment Company, L.C. for the three months ended July 31, 2021 will no longer need to be paid and decreased $75.

Adjustment #5
Provision for income taxes for the year ended April 30, 2021 increased $239 due to an increase in net income.
Provision for income taxes for the three months ended July 31, 2021 increased $494 due to an increase in net income.